UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 17, 2005

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01.  Other Events

     On May 17, 2005, AirNet Systems, Inc. (“AirNet”) received a telephone call from a customer indicating that the customer had lost a recent bid to continue providing services under a government contract (“Contract”). This customer has used AirNet for expedited nationwide transportation of shipments, including those associated with the Contract. AirNet’s Express services revenues from this customer related to the Contract represented approximately $1.2 million for the year ended December 31, 2004, and $395,000 during the most recent quarter ended March 31, 2005. According to the customer, AirNet has performed well under the Contract and their loss of the Contract was not due to service issues. The customer has indicated that AirNet’s Express services related to the Contract will be terminated late in the third quarter or early in the fourth quarter of 2005. Because most of the shipments related to the Contract are transported on scheduled routes on AirNet’s airline, AirNet estimates that it will be able to reduce direct costs by 15-20 percent of the anticipated loss in revenues. AirNet will continue to provide expedited transportation services for this customer unrelated to the Contract.

     AirNet is seeking to provide Express services for the company that won the government contract bid.

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signature on following page]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: May 23, 2005	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary